May 31, 1996



QPQ CORPORATION
1000 Lincoln Road
Miami Beach, Florida 33139

Gentlemen:

      This letter shall serve as a termination of International Fast Food Corporation's ("IFFC") July 25, 1993 Consulting Agreement (the "Consulting Agreement") pursuant to which the parties agreed to share certain services.

      The effective date of termination of the Consulting Agreement shall be June 1, 1996. As of the termination date all rights and obligations between the parties under the terms and conditions of the Consulting Agreement shall terminate and such Consulting Agreement shall be of no further effect and neither party thereto shall have any obligation to the other party.

      If the foregoing correctly reflects the understanding between the parties, please sign, date and return an enclosed copy of this letter agreement which will then constitute an agreement with respect to the foregoing matters.

      This agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

                              INTERNATIONAL FAST FOOD CORPORATION


                              By: /s/ Mitchell Rubinson
                              Name:  MITCHELL RUBINSON
                              Title: PRESIDENT


ACCEPTED AND AGREED TO THIS 31st DAY OF May, 1996.

QPQ CORPORATION


By:  /s/ Mitchell Rubinson
Name:  MITCHELL RUBINSON
Title: PRESIDENT